SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                December 15, 2005
                Date of Report (Date of earliest event reported)


                        First Chester County Corporation
             (Exact name of registrant as specified in its charter)



         Pennsylvania                0-12870                  23-2288763
         -------------               -------                  ----------
(State or other jurisdiction of     (Commission             (I.R.S. Employer
 incorporation)                      File Number)            Identification No.)



                 9 North High Street, West Chester, Pennsylvania
                    (Address of principal executive offices)



                                 (484) 881-4000
              (Registrant's telephone number, including area code)



                         (Former name or former address,
                         if changed since last report.)

Item 5.02.    Other Events.

On December 15, 2005, Lynn Marie Johnson-Porter was appointed by the Board of Directors of First Chester County Corporation (the "Corporation"), the parent company of the First National Bank of Chester County, as a Class I Director. Ms. Johnson-Porter's appointment to the Board fills a vacancy created by the expansion of the Board to eleven members. Ms. Johnson-Porter will serve for the remainder of the Class I Directors' term and stand for re-election at the next annual meeting of shareholders of the Corporation.

Ms. Johnson-Porter is currently the Executive Director of The Fund for West Chester University. As the chief operating officer of the Fund for WCU, Ms. Johnson-Porter is responsible for overseeing fundraising, facilities development and management and financial services. She also manages other projects and resources that advance the mission and goals of WCU. Prior to taking the position of Executive Director of The Fund for West Chester University, Ms. Johnson-Porter had served as Director of Development for the University of Pennsylvania (2000 to 2005), Director of Development for the Greater Philadelphia Urban Affairs Coalition (2000), Director of Development for the Commonwealth College of Penn State University (1997-2000) and in various other development and public relations positions and as a journalist. Ms. Johnson-Porter holds a Bachelor of Arts in Journalism from Temple University and has taken graduate classes at Villanova University and Temple University.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 19, 2005               FIRST CHESTER COUNTY CORPORATION


                                      By: /s/ John A. Featherman, III
                                          ---------------------------
                                      Name: John A. Featherman, III
                                      Title: Chairman and Chief Executive Office